Exhibit 4.3

WASHINGTON STATE COUNTY AUDITOR/RECORDER’S INDEXING FORM

[ Omitted ]

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Stein & Lubin LLP
600 Montgomery Street, 14th Floor
San Francisco, CA 94111
Attn: Peter A. Mastromonaco, Esq.

SPACE ABOVE THIS LINE IS FOR RECORDER’S USE

ASSUMPTION AND MODIFICATION AGREEMENT

THIS ASSUMPTION AND MODIFICATION AGREEMENT (this “Agreement”) is dated January 17, 2003 and made effective as of January 3, 2003 by and among WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee for the registered holders of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-C3 (together with its successors and assigns, “Lender”), REDINN HOTEL, L.P., a Texas limited partnership (“Existing Borrower”), AHT REDMOND, INC., a Virginia corporation (“New Borrower”), W.I. REALTY, L.C., a Texas limited liability company (“First Existing Principal”), and W.I. REALTY I, L.P., a Texas limited partnership (“Second Existing Principal” and, together with First Existing Principal collectively, “Existing Principal”) and APPLE HOSPITALITY TWO, INC., a Virginia corporation (“New Principal”), and AHM-SPE I, INC., a Virginia corporation (“Lessee”).

RECITALS:

A.    Lender is the holder for value of that certain Deed of Trust Note dated November 28, 2000 (the “Note”) in the principal sum of Twenty Million Five Hundred Thousand and No/100ths Dollars ($20,500,000.00) (the “Loan”), executed by Existing Borrower originally to the order of GMAC Commercial Mortgage Corporation, a California corporation (“Original Lender”).

B.    The indebtedness evidenced by the Note is secured by, among other things, (i) a Deed of Trust, Assignment of Leases and Profits, Security Agreement and Fixture Filing dated November 28, 2000 and recorded on November 28, 2000 as Document No. 20001128001187 in the official records of King County, Washington (the “Official Records”) and assigned to Lender by instrument recorded in the Official Records concurrently herewith (the “Security Instrument”), encumbering that certain real property situated in the County of King, State of Washington, as is more particularly described on Exhibit A attached hereto, together with the buildings, structures and other improvements now or hereafter located thereon (the “Improvements”; said real property, and the Improvements being hereinafter collectively referred to as the “Property”); (ii) that certain Assignment of Leases, Rents and Profits dated as of November 28, 2000 and recorded on November 28, 2000 as Document No. 20001128001188 in the Official Records and assigned to Lender by instrument recorded in the Official Records concurrently herewith on (the “Assignment”); (iii) that certain UCC-1 Financing Statement which was filed with the Texas Secretary of State on November 7, 2000 as Document No. 03-0007462971 (the “State Financing Statement”) and assigned to Lender by instrument filed with the Texas Secretary of State concurrently herewith; and (iv) that certain UCC-1 Financing Statement which was recorded in the Official Records on November 28, 2000 as Document No. 20001128001189 and assigned to Lender by instrument recorded in the Official Records concurrently herewith (the “County UCC-1” and, together with the State Financing Statement collectively, the “Financing Statements”).

C.    First Existing Principal has executed that certain Guaranty of Recourse Obligations dated as of November 28, 2000 in favor of Original Lender (the “Existing Guaranty”), which Existing Guaranty was assumed by Second Existing Principal, on a joint and several basis with First Existing Principal, pursuant to that certain Addition of Guarantor and Assumption of Obligations of Guarantor dated as of January 15, 2001 executed by First Existing Principal and Second Existing Principal in favor of Original Lender.

D.    The Note, the Security Instrument, the Assignment, the Financing Statements, the Existing Guaranty and the other documents, instruments and agreements executed in connection therewith are sometimes hereinafter collectively referred to as the “Loan Documents”.

E.    The Note and the other Loan Documents have been assigned by mesne conveyances to Lender.

F.    Existing Borrower wishes to convey all of its right, title and interest in and to the Property to New Borrower pursuant to a Purchase Contract dated as December 3, 2002 (the “Purchase Contract”) under which New Borrower has agreed to purchase the Property and to assume the indebtedness and other obligations of Existing Borrower under the Loan Documents, and New Borrower wishes to lease the Improvements to Lessee pursuant to a Hotel Lease Agreement dated as of January 3, 2003 (as amended or otherwise modified from time to time, the “Lease”) (collectively, the “Transfer”).

G.    Existing Borrower, New Borrower, Existing Principal and New Principal have requested that Lender consent to the Transfer, subject to the Loan Documents as set forth below, and Lender is willing to consent to the Transfer upon the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Loan Balance.    The outstanding principal balance of the Loan under the Note as of the date hereof is Twenty Million Four Thousand Two Hundred Eighty and 00/100ths Dollars ($20,004,280.00), which principal balance reflects the monthly payment of principal and interest due under the Note on January 1, 2003. The Loan is not in default with respect to the payment of principal and interest due under the Note. To Lender’s actual knowledge, without any investigation or inquiry whatsoever, no Event of Default (as defined in the Security Instrument) has occurred and is continuing under the Note, the Security Instrument or the other Loan Documents. As used herein, Lender’s “actual knowledge” shall mean the actual knowledge of James Meredith, Vice President of GMAC Commercial Mortgage Corporation, the special servicer, on behalf of Lender.

2.    Consent to Transfer of the Property.    Lender hereby consents, pursuant to the provisions of any of the Loan Documents requiring Lender’s consent, to the transfer of the Property from Existing Borrower to New Borrower, the lease of the Property by New Borrower to Lessee pursuant to the Lease and the assumption of the Loan by New Borrower. Lender’s consent to this transfer and assumption shall not constitute a waiver of Lender’s right to accelerate the obligations under the Note as set forth in Section 13 of the Security Instrument in connection with any future transfer of any interest in the Property or in New Borrower or otherwise prohibited therein, nor shall Lender’s consent to this transfer and assumption constitute Lender’s waiver of any other term, covenant or condition of any of the Loan Documents.

3.    Assumption of Obligations; Grant of Security Interest.    Existing Borrower hereby assigns to New Borrower, and New Borrower hereby assumes and agrees, for the benefit of Lender and its successors and assigns, to be bound by, observe and perform, all liabilities, terms, provisions, covenants and obligations of Existing Borrower under the Loan Documents, and New Borrower agrees that it will be bound by all of such terms and provisions, promptly pay all such liabilities and promptly observe and perform all such covenants and obligations, with the same force and effect as if New Borrower had originally executed and delivered the Loan Documents instead of Existing Borrower. To the extent that any liability, term, provision, covenant or obligation of Existing Borrower under the Loan Documents requires possession of the Property in order to be observed and/or performed, Lessee hereby assumes and agrees for the benefit of Lender and its successors and assigns to be bound thereby, and Existing Borrower hereby assigns to Lessee all such liabilities, terms, provisions, covenants and obligations and Lessee agrees that it will be bound thereby and observe and perform all such covenants and obligations, with the same force and effect as if Lessee had originally executed and delivered the Loan Documents instead of Existing Borrower. Subject to the foregoing, reference in any Loan Document to Existing Borrower or Borrower or Maker (including, without limitation, references to Maker set forth in Section 9(d) of the Note) or Grantor henceforth shall be deemed to be a reference to New Borrower. Reference in any Loan Document to Existing Principal or Guarantor henceforth shall be deemed to be a reference to New Principal. New Borrower and Lessee hereby grant to Lender a security interest in all of New Borrower’s and Lessee’s right, title and interest, whether now existing or hereafter arising, in and to all of the tangible and intangible property, including property acquired by New Borrower or Lessee hereafter, with respect to which Lender is granted a security interest under the Security Instrument or any other Loan Document, as security for the prompt payment and performance of all of New Borrower’s obligations and covenants under the Loan Documents. Without limiting the generality of the foregoing, New Borrower hereby grants to Lender, as further security for New Borrower’s obligations under the Loan Documents, a security interest in and to all of New Borrower’s right, title and interest under the Lease, including, without limitation, the right to receive Rent (as defined in the Lease), and any other proceeds thereunder, and Lessee hereby grants to Lender, as further security for New Borrower’s obligations under the Loan Documents, a security interest in and to all of Lessee’s right, title and interest under that certain Management Agreement dated as of January 28, 1998 (the “Management Agreement”), by and between Residence Inn by Marriott, Inc., a Delaware corporation (“Manager”) and Existing Borrower and assigned by Existing Borrower to Lessee concurrently herewith, including, without limitation, the right to receive Operating Profit (as defined in the Management Agreement), and any other proceeds thereunder.

4.    Release of Existing Borrower.    Subject to the full and complete performance by Existing Borrower of its obligations under this Agreement, Lender hereby releases Existing Borrower prospectively from all of its liabilities and obligations under the Loan Documents; provided, however, that Existing Borrower shall not be released from, and shall remain fully liable for, all of its responsibilities, duties, covenants, liabilities, indemnities, guaranties and obligations arising out of conditions or events first occurring prior to the date hereof under the Loan Documents, including, without limitation, the provisions in the Security Instrument concerning Environmental Laws, Hazardous Substances and Asbestos (each as defined in the Security Instrument). To Lender’s actual knowledge, without any investigation or inquiry whatsoever, no Event of Default has occurred and is continuing under the Note, the Security Instrument or the other Loan Documents. As used herein, Lender’s “actual knowledge” shall mean the actual knowledge of James Meredith, Vice President of GMAC Commercial Mortgage Corporation, the special servicer, on behalf of Lender.

5.    Agreements of New Borrower, Lessee and Existing Borrower.    Each of Existing Borrower, New Borrower and Lessee hereby acknowledges and agrees that:

(a)    notwithstanding the release of Existing Borrower as provided in Paragraph 4 hereof, all of the terms, provisions, covenants, conditions and stipulations contained in the Loan Documents, and all of New Borrower’s and Lessee’s (to the extent of Lessee’s assumption thereof pursuant to Paragraph 3 hereof) obligations under the Loan Documents, as assumed hereunder, are hereby ratified and confirmed by New Borrower and Lessee in all respects, and shall continue to apply with full force and effect to New Borrower and Lessee from and after the date hereof;

(b)    the obligations of New Borrower and Lessee under the Loan Documents, as assumed hereunder, are not subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender or compromise;

(c)    Existing Borrower has no offsets, defenses or counterclaims to the obligations under the Loan Documents and none are purported to be assigned to New Borrower or Lessee hereunder; and

(d)    the agreement of Lender to release Existing Borrower as provided in Paragraph 4 hereof shall not be deemed an agreement by Lender to accept additional amendments to the Loan Documents, to waive any defaults or to waive any of its rights under the Loan Documents.

Existing Borrower hereby represents and warrants to Lender that no default or Event of Default and no event which, with the giving of notice, the passage of time, or both, would constitute a default or Event of Default, has occurred and is continuing under any of the Loan Documents.

6.    Release of Existing Principal.    Subject to the full and complete performance of Existing Principal of its obligations under this Agreement, Lender hereby releases Existing Principal prospectively from all of its liabilities and obligations under the Existing Guaranty; provided, however, that Existing Principal shall not be released from, and shall remain fully liable for, all of its responsibilities, duties, covenants, liabilities, indemnities, guaranties and obligations arising out of conditions or events first occurring prior to the date hereof under the Existing Guaranty. New Principal is not assuming the obligations of the Existing Principal under the Existing Guaranty. To Lender’s actual knowledge, without any investigation or inquiry whatsoever, no Event of Default has occurred and is continuing under the Note, the Security Instrument or the other Loan Documents. As used herein, Lender’s “actual knowledge” shall mean the actual knowledge of James Meredith, Vice President of GMAC Commercial Mortgage Corporation, the special servicer, on behalf of Lender.

7.    Release of Lender and Original Lender.    Existing Borrower, New Borrower, Lessee, Existing Principal and New Principal hereby release, relinquish, discharge and waive any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such arise out of contract, tort, violation of laws or regulations or otherwise, which Existing Borrower, New Borrower, Lessee, Existing Principal and New Principal (and their respective successors, assigns, legal representatives, heirs, executors or administrators) ever had, now have or hereafter can, may or shall have against Original Lender, Lender or their officers, directors, employees, representatives, agents, trustees, shareholders, partners, members, contractors, advisors, attorneys, subsidiaries, affiliates, predecessors, successors or assigns by reason of any matter, cause or thing whatsoever occurring prior to the date of this Agreement and arising out of, relating to, or in connection with, the Loan, the Loan Documents, the Property, this Agreement or the transactions contemplated hereunder, whether known or unknown as of the date hereof.

Each of Existing Borrower, New Borrower, Lessee, Existing Principal and New Principal after consultation with its respective attorney, hereby expressly waives the benefits of the provisions of applicable law, if any, which provides to the effect that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.”

8.    Nonrecourse Liability of New Borrower.    Notwithstanding anything contained herein to the contrary, the limitations on the recourse liability of Existing Borrower under the Loan Documents as set forth in Section 9 of the Note and Section 42 of the Security Instrument, subject to all of the qualifications provided therein, also shall apply to New Borrower with respect to its assumption of all of Existing Borrower’s liabilities and obligations under the Loan Documents.

9.    Conditions Precedent.    Notwithstanding any provision to the contrary in this Agreement, the effectiveness of the respective consents, releases and directives granted or expressed by Lender within this Agreement shall be subject to the fulfillment of the following conditions to the satisfaction of Lender:

(a)    Lender shall have received a fully executed counterpart of this Agreement;

(b)    New Borrower, Lessee and New Principal, as the case may be, shall have executed and delivered to Lender the following in form and substance satisfactory to Lender:

(i)	a Guaranty of Recourse Obligations of Borrower (the “New Guaranty”);

(ii)	an Environmental Indemnity Agreement (the “New Environmental Indemnity”);

(iii)	such certificates and other documents as Lender shall reasonably request; and

(iv)	a resolution of the boards of directors of New Borrower, Lessee and New Principal with respect to the execution and delivery of this Agreement, the New Guaranty and the New Environmental Indemnity the

assumption	of the obligations set forth in the Loan Documents and such other matters as Lender may reasonably request.

(c)    Lender shall have received consents of the general partner of Existing Borrower in form and substance acceptable to Lender, authorizing the transactions contemplated hereby;

(d)    Lender shall have received a fully-executed copy of the Lease together with a Subordination and Attornment Agreement executed by Lessee, New Borrower and Lender (the “Subordination Agreement”) in form and substance satisfactory to Lender and suitable for recording in the Official Records;

(e)    Lender shall have received a fully-executed copy of the assignment (the “Assignment of Management Agreement) from Existing Borrower to Lessee of the Management Agreement, together with a fully-executed copy of Manager’s consent to the Assignment of Management Agreement in form and substance satisfactory to Lender and an Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals (the “Assignment of Agreements”), executed by Lessee in favor or Lender in form and substance satisfactory to Lender;

(f)    Lender shall have received a Subordination, Nondisturbance and Attornment Agreement (the “SNDA”), executed by Lender, New Borrower, Lessee and Manager in form and substance satisfactory to Lender and suitable for recording in the Official Records;

(g)    Lender shall have received an estoppel certificate executed by Manager in form and substance satisfactory to Lender;

(h)    Lender shall have received such new UCC-1 financing statements naming New Borrower and Lessee as debtors and Lender as secured party as Lender may request;

(i)    Lender shall have received and approved New Borrower’s, New Principal’s and Lessee’s formation documents and evidence of good standing;

(j)    Lender shall have received such UCC, judgment, tax lien, bankruptcy and litigation search reports as Lender shall elect to order with respect to New Borrower, New Principal and Lessee with results satisfactory to Lender;

(k)    Lender shall have received an opinion of counsel to New Borrower, New Principal and Lessee satisfactory in form and substance to Lender and its counsel with respect to, among other things, the due formation, good standing and qualifications of New Borrower, New Principal and Lessee, the power and authority of New Borrower, New Principal and Lessee, the due execution and delivery, and the legality, validity and enforceability of this Agreement, the Assignment of Agreements, the New Guaranty, the SNDA, the Subordination Agreement, and the New Environmental Indemnity against New Borrower, New Principal and Lessee, as the case may be, and the continued perfection of the security interests and liens granted by the Loan Documents and by this Agreement under applicable law following the transfer of the Property to New Borrower, the assumption of the Loan and the modification of the Security Instrument as herein provided;

(l)    Lender shall have received written confirmation from the applicable Rating Agencies that the Transfer will not cause any Rating Agency to withdraw, qualify or downgrade the then applicable rating on any security issued in connection with any Securitization;

(m)    Lender shall have received from Borrower’s counsel a non-consolidation legal opinion in form and substance satisfactory to Lender;

(n)    if requested by Lender, Lender shall have received an opinion of counsel to Lender with respect to the compliance of the Transfer, this Agreement and the transactions referenced herein with the provisions of the Internal Revenue Code as the same pertain to real estate mortgage investment conduits;

(o)    Lender shall have received such endorsements to the policy of title insurance insuring Lender’s interest in the Property (the “Title Policy”) as Lender may request, taking exception for no lien, encumbrance or other matter other than those set forth in the Title Policy on the date originally issued and which shall insure that title to the Property is vested in New Borrower and that the lien of the Security Instrument is not impaired by the transactions contemplated hereby;

(p)    no default or Event of Default shall exist under any of the Loan Documents; provided, however, that Lender hereby acknowledges and agrees that the execution and delivery by New Borrower and Lessee of that certain Assignment, Assumption and Amendment dated January 17, 2003 but effective as of January 3, 2003, that certain Release dated January 17, 2003 but effective as of January 3, 2003 and that certain Owner Agreement dated January 17, 2003 but effective as of January 3, 2003, pursuant to which the Management Agreement has been amended, shall not constitute a default or an Event of Default under the Loan Documents;

(q)    all fees and expenses of Lender, including, without limitation: (i) a Loan assumption fee in the amount of Two Hundred Thousand Forty-two and 80/100ths Dollars ($200,042.80), representing one percent (1%) of the outstanding principal Loan balance in respect of the assumption fee; (ii) a property inspection fee of One Hundred and 00/100ths Dollars ($100.00); (iii) all of Lender’s attorneys’ fees and expenses; (iv) title endorsement premiums; and (v) recording and escrow fees in connection with this Agreement and the transactions contemplated hereby shall have been paid in full by New Borrower or Existing Borrower; and

(r)    Lender shall have received satisfactory evidence that all conditions precedent to New Borrower’s obligations to purchase the Property pursuant to the Purchase Contract shall have been satisfied by Existing Borrower and not waived by New Borrower, including, without limitation that all Liquor Licenses (as defined in the Purchase Contract) shall be in full force and effect and remain in full force and effect following the Closing (as defined in the Purchase Contract).

10.    Modification of Security Instrument.    The Security Instrument is hereby modified as set forth in this Paragraph 10:

(a)    The following clauses are hereby added to Section 24 of the Security Instrument and read in their entirety as follows:

(v)    if that certain Hotel Lease Agreement (the “Lease”) between Grantor and AHM-SPE I, INC., a Virginia corporation (“Lessee”), shall be amended or modified, without Beneficiary’s prior written consent, which consent, shall not be unreasonably withheld; and

(w)    if the Lease shall be terminated without Beneficiary’s prior written consent; and

(x)    if any default shall exist under the Lease following the lapse of any applicable grace or cure period specified therein.

(b)    Clauses (r), (s) and (t) of Section 24 of the Security Instrument are hereby modified by substituting a reference to “Lessee or Grantor” for each reference to “Grantor” set forth therein.

(c)    Clause (p) of Section 24 of the Security Instrument is hereby modified by substituting a reference to “Lessee” for each reference to “Grantor” set forth therein.

(d)    Section 13 of the Security Instrument is hereby amended by changing each reference therein to “Grantor” to “Grantor and Lessee”, it being the intent of the parties that the restrictions on transfers, pledges, sales, alienations, mortgages and conveyances of New Borrower’s interest in the Property and equity interests in New Borrower set forth in Section 13 of the Security Instrument shall be equally applicable to transfers, pledges, sales, alienations, mortgages and conveyances of Lessee’s leasehold interest in the Property and equity interests in Lessee.

11.    Lessee Waivers.    Lessee hereby waives: (i) notice of demand, protest, notice of protest and of dishonor, notice of default and all other notices of every kind or nature now or hereafter provided by agreement or available at law, including, without limitation, notice of default, notice of intention to accelerate all sums under the Loan Documents, and notice of acceleration of all sums under the Loan Documents; (ii) the pleading of any statute of limitations as a defense to the obligations hereunder; and (iii) any right to require or compel Lender, prior to exercising its rights hereunder to first proceed against New Borrower or any security for the Loan, or to pursue any other remedy available to Lender. Lender’s failure to exercise, or delay in exercising, any right or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Lessee acknowledges that if there shall occur any Event of Default under the Loan Documents, Lender may seek recovery therefor, and may exercise any remedies it may have, against the security interests granted herein and in the Assignment of Agreements by Lessee with the same force and effect as if Lessee was primary obligor under the Note and the other Loan Documents.

12.    Same Indebtedness; Priority of Liens Not Affected.    This Agreement and the execution of other documents contemplated hereby do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which New Borrower acknowledges to be valid and existing liens on and security interests in the Property. New Borrower agrees that the lien and security interests created by the Security Instrument and the Assignment continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transfer of the Property or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged. New Borrower and Lessee represent and warrant to Lender that the liens and security interests granted to Lender pursuant to Paragraph 3 of this Agreement represent first priority security and no other person or entity has been granted a security interest, pledge or other encumbrance on the collateral security described therein.

13.    Satisfaction of Conditions Precedent.    The delivery of a fully executed original counterpart of this Agreement by Lender to New Borrower shall constitute conclusive evidence that all conditions precedent to the effectiveness of this Agreement and the consents and releases set forth herein have been completed to the satisfaction of Lender or waived by Lender.

14.    General Provisions.

(a)    Definitions.    Each of the Loan Documents is hereby modified to the extent necessary so that the term “Loan Documents,” as such term may be used therein, shall be deemed to include this Agreement (to the extent it creates obligations on the part of New Borrower, Lessee or New Principal), the New Guaranty, the New Environmental Indemnity, the Subordination Agreement, the SNDA, the Assignment of Agreements and the other documents executed and delivered by New Borrower and/or New Principal and/or Lessee in connection herewith. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Security Instrument.

(b)    Reservation of Rights.    Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Existing Borrower, Existing Principal, New Borrower, New Principal, Lessee or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(c)    Rights Cumulative.    Lender’s rights under this Agreement shall be in addition to all of the rights of Lender under the Note and the other Loan Documents.

(d)    Methods of Enforcement.    This Agreement is subject to enforcement by Lender at law or in equity, including, without limitation, actions for damages or specific performance.

(e)    Costs of Enforcement.    In the event that Lender shall retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, New Borrower, Lessee and New Principal agree to pay to Lender any and all costs and expenses, including, without limitation, attorneys’ fees, costs and disbursements, incurred by Lender as a result thereof.

(f)    Further Assurances.    Each of Existing Borrower, Existing Principal, New Borrower, Lessee and New Principal agrees to execute and deliver all such documents and instruments, and do all such other acts and things, as may be required by Lender in the future to perfect, assure, confirm or effectuate the assignment by Existing Borrower and the assumption by New Borrower and Lessee contemplated by and set forth in this Agreement.

(g)    Reliance.    Lender would not consent to the Transfer of the Property and the other transactions specified herein without Existing Borrower, Existing Principal, New Borrower and New Principal entering into this Agreement. Accordingly, Existing Borrower, Existing Principal, New

Borrower, Lessee and New Principal intentionally and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, Lender has consented to the Transfer and New Borrower’s assumption of the Loan and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.

15.    Notices.    From and after the date hereof, all notices or other written communication hereunder and under the Loan Documents shall be deemed to have been properly given if given in the manner set forth in the Security Instrument as follows:

If to New Borrower, New Principal or Lessee	c/o AHT Redmond, Inc. 10 South Third Street Richmond, Virginia 23219 Attention: Glade M. Knight, President Facsimile: (804) 344-8129
With a copy to:	McGuire Woods LLP One James Center Richmond, Virginia 23219 Attention: Nancy R. Little, Esq. Facsimile: (804) 698-2101
If to Lender:	c/o GMAC Commercial Mortgage Corporation Master Servicer 200 Witmer Road Horsham, Pennsylvania 15044-8015 Attention: Master Servicing Ref: Loan No. 01-1029617 Facsimile: (215) 328-0110
With a copy to:	Stein & Lubin LLP 600 Montgomery Street, 14th Floor San Francisco, California 94111 Attention: Peter A. Mastromonaco, Esq. Facsimile: (415) 981-4343

16.    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the parties hereto, their successors, the subsequent holders or owners of the Note and the Loan Documents and the assigns of New Borrower, New Principal and Lessee who have the prior written consent of Lender pursuant to Section 14 of the Security Instrument as modified by this Agreement.

17.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.

18.    Execution and Delivery.    All representations and warranties made in this Agreement or any other document executed in connection therewith shall survive the execution and delivery of this Agreement and any other documents executed in connection herewith.

19.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

NEW BORROWER:

AHT REDMOND, INC.,
a Virginia corporation

By: /s/ GLADE M. KNIGHT

Name: Glade M. Knight

Title: President

NEW PRINCIPAL:

APPLE HOSPITALITY TWO, INC. a Virginia corporation

By: /s/ GLADE M. KNIGHT

Name: Glade M. Knight

Title: President

LESSEE:

AHM-SPE I, INC., a Virginia corporation

By: /s/ GLADE M. KNIGHT

Name: Glade M. Knight

Title: President

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

LENDER:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee for the registered holders of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., MORTGAGE PASS THROUGH CERTIFICATES, SERIES 2002-C3

By:	GMAC Commercial Mortgage Corporation,
a California corporation, as Special Servicer

By: /s/ HENRY J. BIEBER

Name: Henry J. Bieber

Title: Senior Vice President

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

EXISTING BORROWER:

REDINN HOTEL, L.P.

a Texas limited partnership

By: Redinn Associates, L.L.C., a Texas limited
liability company, its sole general partner

By:	/s/ TOM MASTOR
Name:	Thomas J. Mastor
Title:	Vice President

FIRST EXISTING PRINCIPAL:

W.I. REALTY, L.C.
a Texas limited liability company

By:	/s/ TOM MASTOR
Name:	Thomas J. Mastor
Title:	Vice President

SECOND EXISTING PRINCIPAL:

W.I. REALTY, L.P. a Texas limited partnership

By:	W.I. REALTY, L.C.
a Texas limited liability company its sole general partner

By:	/s/ TOM MASTOR
Name:	Thomas J. Mastor
Title:	Vice President

EXHIBIT A

LEGAL DESCRIPTION

Parcel A:

Parcel 2A of Redmond Town Center, a binding site plan, as per plat recorded in Volume 176 of plats, Pages 56 through 67, Records of King County;

Situate in the City of Redmond, County of King, State of Washington

Parcel B:

An easement for ingress and egress as established in Instrument recorded under Recording No. 9802273175

STATE OF CALIFORNIA	)
) ss
COUNTY OF SAN FRANCISCO	)

On this the 16th day of January, 2003, before me, the undersigned Notary Public, personally appeared Henry Bieber, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: Jul 1, 2005

    /s/    ANNELIE A. LONG

COMMONWEALTH OF VIRGINIA	)
) ss
CITY OF RICHMOND	)

On this the 15th day of January, 2003, before me, the undersigned Notary Public, personally appeared Glade M. Knight, President of AHT Redmond, Inc. proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public    Debra L. Wilson

My Commission Expires:    Dec. 31, 2006

    /s/    DEBRA L. WILSON

COMMONWEALTH OF VIRGINIA	)
) ss
CITY OF RICHMOND	)

On this the              day of January, 2003, before me, the undersigned Notary Public, personally appeared Glade M. Knight, President of Apple Hospitality Two, Inc. proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public    Debra L. Wilson

My Commission Expires:    Dec. 31, 2006

    /s/    DEBRA L. WILSON

COMMONWEALTH OF VIRGINIA	)
) ss
CITY OF RICHMOND	)

On this the 15th day of January, 2003, before me, the undersigned Notary Public, personally appeared Glade M. Knight, President of AHM-SPEI, Inc. proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public    Debra L. Wilson

My Commission Expires:    Dec. 31, 2006

    /s/    DEBRA L. WILSON

STATE OF	)
) ss
COUNTY OF	)

On this the                   day of January, 2003, before me, the undersigned Notary Public, personally appeared                       , proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF	)
) ss
COUNTY OF	)

On this the              day of January, 2003, before me, the undersigned Notary Public, personally appeared                             , proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

STATE OF	)
) ss
COUNTY OF	)

On this the               day of January, 2003, before me, the undersigned Notary Public, personally appeared                             , proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: